SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: March 8, 2000

                         LEAPFROG SMART PRODUCTS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                    COLORADO
                (State or Other Jurisdiction of Incorporation)


                0-20786                                 84-1076959
        (Commission File Number)         (I.R.S. Employer Identification Number)


      1011 Maitland Center Commons                         32751
         Maitland, Florida 32751
(Address of Principal Executive Offices)                (Zip Code)


                                 (407) 838-0400
              (Registrant's Telephone Number, Including Area Code)


            ------------------------------------------------------

                           FORWARD LOOKING STATEMENTS

            ------------------------------------------------------

THIS FORM 8-K AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME BY LEAPFROG SMART PRODUCTS, INC. (HEREINAFTER REFERRED TO AS "LEAPFROG" AND/OR "COMPANY" AND/OR "REGISTRANT") OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BY THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

FIFTEEN U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF LEAPFROG AND MEMBERS OF ITS MANAGEMENT TEAM AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED.

PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THIS FORM 8-K, AND ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.

INFORMATION INCLUDED IN THIS REPORT

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

BACKGROUND INFORMATION

A Plan and Agreement of Merger was executed on October 25, by and among ALBARA, Leapfrog Merger, Inc., LEAPFROG and Real Provencher, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transaction contemplated therein. ALBARA is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 1560 Broadway, Denver, Colorado 80202, its principal executive office at 610 South Frazier, Conroe, Texas 77301, and its phone number is (409) 441-2650; LEAPFROG Merger, Inc. ("Albara Subsidiary" or the "Merger Surviving Corporation") is a wholly owned subsidiary of ALBARA duly organized and validly existing under the laws of the State of Florida, with its registered office located in the city of Orlando, County of Orange, State of Florida, and its principal executive office at 101 Maitland Center Commons, Maitland, FL 32751; LEAPFROG is a corporation duly organized and validly existing under the laws of the state of Florida, with its registered office located in the city of Orlando, County of Orange, State of Florida, its principal executive office at 1011 Maitland Center Commons, Maitland, FL 32751, and its phone number is
(407) 838-0400; and Real Provencher is the President of ALBARA.

The respective boards of directors of ALBARA, Albara Subsidiary and LEAPFROG deemed it desirable and in the best interests of their respective corporations, for ALBARA to acquire the outstanding capital stock of LEAPFROG by merging LEAPFROG into Albara Subsidiary in exchange for the issuance of shares of the common stock of ALBARA and have proposed, declared advisable and approved such merger (the "LEAPFROG Merger") pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors of ALBARA, Albara Subsidiary and LEAPFROG. This Agreement requires that a shareholders' meeting be called by ALBARA for the purposes of approving the LEAPFROG Merger prior to closing.

The LEAPFROG Merger shall become effective on the "Effective Date", such date being the later upon which (i) amended Articles of Incorporation are filed with the Secretary of State of Colorado and (ii) a Certificate of Merger is filed with the Secretary of State of Florida. The "Closing Date" will be on or within one (1) business day of the date the Agreement is approved by the shareholders of ALBARA.


Effect of LEAPFROG Merger

In all other respects, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of the Merger Surviving Corporation shall continue unaffected and unimpaired by the LEAPFROG Merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of LEAPFROG shall be wholly merged with and into the Merger Surviving Corporation, and the Merger Surviving Corporation shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of LEAPFROG, except in so far as continued by statute, shall cease.

The laws of Florida shall continue to govern the Merger Surviving Corporation. On and after the Effective Date, the articles of incorporation of LEAPFROG shall be the articles of incorporation of the Merger Surviving Corporation until further amended in the manner provided by law and in such articles of incorporation (the "Articles"). On the Effective Date, the bylaws of LEAPFROG shall be the bylaws of the Merger Surviving Corporation (the "Restated Bylaws") until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Articles, and the Restated Bylaws.


Conversion of LEAPFROG's Stock and Other Securities

On the Effective Date, by virtue of the LEAPFROG Merger each share of LEAPFROG Common Stock and each LEAPFROG option to purchase LEAPFROG
Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into the right to receive from ALBARA the following consideration (in the aggregate, the "LEAPFROG Consideration"):

          (i) Issuance of Shares and Options in connection with the LEAPFROG Merger. The aggregate number of ALBARA Shares of common stock to be issued or reserved for issuance in connection with the LEAPFROG merger shall be seven million seven hundred seventy-five thousand nine hundred ninety-nine (7,775,999). As soon as practicable after the LEAPFROG Merger becomes effective, ALBARA shall cause its transfer agent (the "Transfer Agent") to issue to the shareholders of LEAPFROG, on a pro rata basis, an aggregate of five million three hundred sixteen thousand forty-nine (5,316,049) Shares of ALBARA common stock in exchange for all the existing shares of LEAPFROG stock. Additionally, on the Effective Date, ALBARA shall issue option agreements to the option holders of LEAPFROG, on a pro rata basis, and reserve Shares of ALBARA common stock as a result of those option agreements totaling two million four hundred thirty-four thousand nine hundred fifty (2,434,950). In addition, on the Effective Date, ALBARA shall reserve 25,000 shares of ALBARA common stock for possible issuance in connection with an existing LEAPFROG Convertible Debt security.

               The calculation of pro rata distributions for the purposes of this section shall be made by dividing the aggregate number of ALBARA Shares of common stock to be issued or reserved for issuance in connection with the LEAPFROG merger by the aggregate number of LEAPFROG Shares of common stock issued or reserved as a result of options, warrants, convertible securities or other commitments. No other issuance of securities is required to effect the LEAPFROG Merger.

         (ii)  Fractional Interests.   No fractional shares of common stock
               of ALBARA or certificate or scrip representing the same shall be issued. In lieu thereof each holder of LEAPFROG Shares or LEAPFROG Options having a fractional interest arising upon such conversion will be rounded up into one full additional share of ALBARA common stock;

        (iii) Status of Common Stock. All Shares of common stock of ALBARA into which LEAPFROG Shares are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such Shares;


LEAPFROG Shareholder Dissenter's Rights

The Board of Directors of LEAPFROG shall establish the value of LEAPFROG's Shares prior to the LEAPFROG Merger, and shall afford to the shareholders of LEAPFROG all of the rights, and implement the procedures for protection of dissenters' rights, pursuant to the provisions of the Florida Generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Merger Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Merger Surviving Corporation. Nothing herein shall prevent the board of directors of the Merger Surviving Corporation from making any future changes in its accounts in accordance with law.

The LEAPFROG Merger is intended to qualify as a tax free forward triangular merger transaction described in Sec. 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code") to the shareholders of LEAPFROG.

At the Closing, (a) LEAPFROG shall deliver to ALBARA a statement (in such form as may be reasonably requested by counsel to ALBARA) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) LEAPFROG shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

Investment Representation Letter

At the Closing, each of the LEAPFROG Shareholders shall execute and deliver to LEAPFROG an investment representation letter statement in such form as may be reasonably requested by counsel.


ITEMS 2 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.


ITEM 5. OTHER EVENTS.

Leapfrog Smart Products, Inc.--Description of the Business

Founded in April of 1996, LEAPFROG is a Florida corporation dedicated to designing, developing, licensing, and marketing Smart card applications and related database management system and services. The Smart card is a wallet-sized plastic card with an embedded computer chip carrying a myriad of accessible data that is retrievable on demand and capable of fully integrating a variety of everyday functions with strict security features. Just like Microsoft writes software to operate PCs, LEAPFROG writes software to make computers called "Smart cards" work.

LEAPFROG currently has 32 full-time employees and a growing sales representative network. The engineering department is comprised of fourteen and a total of ten employees are associated with administrative roles. The sales and marketing team is comprised of eight people, which is expected to increase when the sales and marketing plan is implemented.

In 1997 and 1998, LEAPFROG invested in developing a technology that would serve as a platform for developing commercially viable Smart card software products. That technology is based on an architecture which is designed to allow any combination of software modules to be activated via a patent pending "Plug-and-Play" technology. Management believes, the technology allows a client to choose any number of modules from the LEAPFROG "library" and have a customized product. For LEAPFROG, this proprietary technology allows LEAPFROG to re-use software modules numerous times without having to duplicate previous development efforts. Management believes this technology is key to LEAPFROG's potential future success and potential future profitability in the software business.

In 1999, a suite of proprietary software programs is being developed for commercialization. Six commercial products are nearing completion in Commercial-Off-The-Shelf form and have been announced by LEAPFROG. They are: SecurePak, Smart card Commander, MDCard, SmartPoints, SmartExpo, and SmartResort.

LEAPFROG has two patents pending: ("Plug and Play Architecture", and "Biometric Identity Verification Authentication" on a Smart card). Management believes these patents, if eventually awarded, will help to create a barrier of entry against potential competitors and will help create an intangible asset value for the shareholders of the Company.
Additionally, LEAPFROG appears to be the only software engineering firm that is qualified as a "Development Partner" with two Smart card manufacturers:
Schlumberger and Giesecke & Devrient.

On December 21, 1998, LEAPFROG was awarded its Government Services Administration ("GSA") master contract number, GS-35J-0161. This process took almost one year to complete. LEAPFROG intends to pursue GSA contracts in 2000. Management believes the United States federal government is presently the largest potential domestic issuer of Smart cards for two reasons: (1) it has the ability to mandate change, and (2) it has the financial resources to build and upgrade infrastructure. The United States government has undertaken several initiatives, in pilot form, to test the viability and use of Smart cards. As a result, the GSA is expected to issue a Request For Proposal for employee cards which will provide physical as
well as logical access for 2,500,000 federal employees.   This contract
could have a substantial value over a ten-year period and is expected to be awarded to multiple vendors. LEAPFROG intends to actively pursue this contract opportunity on some basis and will likely enter into an alliance with a major government contractor to supply Smart card software integration services over the next ten years in connection with this GSA contract.

Products

In 2000, if financial resources will allow, LEAPFROG intends to enter several commercial markets with products focusing on market share and creating barriers for the competition. For each of its targeted markets, LEAPFROG is in the testing, pilot or final deployment stage. LEAPFROG is currently targeting the following markets: internet security, medical data and patient data, authentication, consumer and sports loyalty, conventions and expos, hospitality and college campuses.

Having developed a proprietary underlying architectural technology, LEAPFROG is now preparing software products for commercialization. LEAPFROG's software development strategy is expressly based on creating Commercial-Off-The-Shelf software. Management believes that software which can be packaged for mass replication and distribution may provide LEAPFROG a competitive advantage in that units can be shipped with minimal customization. This in turn could allow LEAPFROG access to the consumer market . LEAPFROG hopes to be the first company into the market with a "boxed" product and the ability to turn out multiple exact copies. Management of LEAPFROG expects to be able to leverage its proprietary technology to develop new products that can be marketed and sold as exact copies all over the world in much the same way as word processing or spreadsheet programs are marketed today. Additionally, Management of LEAPFROG believes that its proprietary technology may allow its products to be designed to be easily configurable providing each user their choice of preferences, needed accessories, and report requirements.

LEAPFROG's Management believes that a number of markets can be penetrated with a relatively small number of products. In developing a marketing strategy, additional considerations such as life expectancy of a product, enhancement of core services, and product replication become important. If financial resources will allow, Management intends to make the following products commercially available in 2000:

SecurePak (Internet/Intranet Security). SecurePak is a tool designed for sending information through Cyberspace. SecurePak is designed to combine DES, triple-DES, and RSA encryption with physical security to protect data and systems.

Smart card Commander (Application Development Tool).  The Smart card
Commander is an application program development environment designed for use by persons seeking to create Smart card applications that interface directly with in-house proprietary software designed to be a comprehensive suite of medical software modules that create a digital environment for data collection and management within the medical community. This product is currently being beta tested by a hospital group in Florida that intends to utilize a patient Smart card for a host of interactive functions.

SmartPoints (Loyalty for Sports, Chambers of Commerce, Banks). SmartPoints is designed to be a loyalty program for closed user groups wishing to increase member or fan loyalty such as a "frequent flyer" program or a cash-back program. The user of this software, i.e., a sports team or Chamber of Commerce, issues cards to their respective affinity group or member base and then those cards are used to collect SmartPoints at various points-of-encounter. The SmartPoints can then be redeemed for prizes providing a way to bring the fans back.

SmartExpo (Expo and Convention Registration). SmartExpo is an offshoot of the SmartPoints loyalty software. It was designed as an expo registration and tracking software module. SmartExpo software is designed to allow show sponsors and exhibitors to gather data on each attendee through the use of a single card for all expo purposes (registration, lead tracking, purchases, and continuing education credit tracking).

SmartResort (Hospitality Member Registration/Tracking). SmartResort is designed to verify membership, while providing guests with a secure way to enter and exit a destination such as a membership resort, time share, or other self-contained vacation property. Members enjoy the convenience of using that same card to check in and out quickly, make reservations, shop, pay for entertainment, buy snacks and meals, get discounts, rent skis, etc. SmartResort is designed for use by membership properties to manage a large database of members with different levels of usage rights, including reciprocity.

Sales and Marketing

In the technology industry, there are three distinct phases of a company's development: Formulation, Product Development, and Sales. Management believes that LEAPFROG has successfully negotiated the Formulation phase in 1997 and 1998. The Product Development phase has been a primary focus in 1999. Although the Sales phase has begun in late 1999, major efforts in this phase will not begin until 2000 after additional capital becomes available to fund sales and marketing efforts. While Product Development creates value for the company, the Sales phase of a business is what creates value for the shareholder.

Management believes that the winner of the marketing game will generally be the company that hits critical mass first, by utilizing the most efficient paths to customers. For smaller companies, strategic marketing alliances maximize reach while reducing potential competition. LEAPFROG intends to market its products three ways: (i) partnership distribution and licensing;
(ii) closed user-group decision makers; and (iii) indirect distribution.

Creating strong strategic partnerships is initially of paramount importance for a smaller company. Management does not believe that LEAPFROG has the marketing resources and capabilities of major companies in other software market segments. Instead, LEAPFROG intends to focus on establishing important relationships and alliances with other companies that can license LEAPFROG's software and distribute it through their existing channels. LEAPFROG intends to target alliances which may include Fortune 500 companies such as Sprint, Motorola, Lockheed Martin, EDS, GTE, AAA and others. If successful, LEAPFROG can expect to garner license fees on a wholesale basis from each alliance.

Secondly, LEAPFROG plans to employ a "leadership relationship" marketing strategy to offer its software to closed user groups. Because emerging technology demands a certain visionary mentality to embrace it, marketing requires one-to-one selling with decision-makers. In this regard, Management intends to utilize sales tactics that are based on portraying a lead position, utilizing personal contacts at the highest level in each target user group.

Lastly, LEAPFROG plans to offer certain products through indirect distribution channels. These channel distributors will be located on a regional basis and will be chosen based on overall commitment to LEAPFROG. For example, a company may have the exclusive rights to market specific LEAPFROG software products in a particular geographic region, but would be a non-exclusive reseller in other areas. Further, a distributor's discount level may be determined by the number of units purchased or the level of value-added services provided.


Competition

The entire Smart card industry is fragmented into several strata.
Management believes that LEAPFROG's direct competitors are companies that create software applications. They are: 3GI, National CacheCard, Precis, Cybermark, and RealMed. All of these companies are small privately held companies.

There are a host of other players in the industry with whom Management believes LEAPFROG does not compete. Within the Smart card industry, the sub-markets include: (1) card manufacturers (Schlumberger, Gemplus, Giesecke & Devrient) and hardware manufacturers (Verifone, DANYL, Intellect) who are suppliers to LEAPFROG; (2) integrators (IBM, Honeywell/Bull) who generally do not develop or own any software that is proprietary in nature or are marketers of limited applications only, which do not currently encroach on LEAPFROG markets, but are potential customers; (3) American Express, Visa, Master Card and banks who aid in developing market awareness and are potential LEAPFROG customers; and (4) system platform providers (Microsoft, Visa, Mondex, Proton) who write languages for applications but do not market Smart card products to end users. Management does not believe that LEAPFROG directly competes with these players, but rather purchases from or sells to them.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The Company and Leapfrog hereby provides the information as required by paragraph (a) of this Item as follows:

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma consolidated financial statements have been prepared to reflect the reverse acquisition of ALBARA and Albara Subsidiary by LEAPFROG through the issuance of 5,316,049 shares of no par value stock to the LEAPFROG shareholders in exchange for 100% of the outstanding common stock of LEAPFROG. The pro forma consolidated financial statements have been prepared as if the reverse acquisition had occurred as of September 30, 1999 with respect to the pro forma consolidated balance sheet, and as of January 1, 1999 and January 1, 1998 with respect to the pro forma consolidated statement of operations. The acquisition is accounted for as a reverse acquisition with LEAPFROG as the accounting acquirer since the shareholders of LEAPFROG will obtain voting control of ALBARA pursuant to the transaction. The historical consolidated financial information for ALBARA has been adjusted to reflect a 1-for-7 reverse stock split and the authorization of additional shares of stock. See ITEM 14 for additional information regarding the transaction. In the opinion of management of ALBARA, the pro forma financial statements should be read in conjunction with the historical financial statements of ALBARA and LEAPFROG and the notes thereto. In the opinion of management of ALBARA and LEAPFROG (the "Management"), all adjustments necessary to present fairly such pro forma unaudited consolidated financial statements have been made. These statements are provided for informational purposes only and are not necessarily indicative of what the actual financial results of operation would have been had the transaction occurred on the dates indicated above nor do they attempt to represent the financial results which would have occurred had the merger been consummated on the dates indicated.

                      Albara Corporation and Subsidiary and
                   Leapfrog Smart Products, Inc. and Subsidiary
                       Pro Forma Consolidated Balance Sheet
                    Nine Month Period Ended September 30, 1999

                        Albara                    Pro Forma
                        As Restated   Leapfrog    Adjustments      Pro Forma
ASSETS
Current Assets:
Cash                    $       450   $           $                      450
Accounts receivable                        8,585                       8,585
Related party receivables                 50,692                      50,692
Inventory                                 17,500                      17,500
Prepaid expenses                          22,600                      22,600


                                450       99,377  $                   99,827

Property and equipment,net$              228,965  $                  228,965
Capitalized software                     273,000                     273,000
Goodwill, net                             28,000                      28,000
Other assets                               7,110                       7,110

                                450      636,452  $                  636,902

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Bank overdraft         $              $    9,363  $                  $ 9,363
Accounts payable             14,925      290,957     20,500  3       326,382
Accrued payroll taxes
  and interest                            58,554                      58,554
Notes payable                            388,673                     388,673
Related party payables                 1,540,334      6,288           46,555
                            (46,555)1  2,468,406
                                                  (1,467,882)2

Additional paid-in capital             2,450,951  (3,918,833)1
                                                   1,467,882 2


Accumulated deficit      (3,965,388) (4,137,165)   3,965,388 1    (4,157,665)
                                                     (20,500)3
Total Shareholder's
Deficit                     (14,475) (1,639,659)     (20,500)     (1,674,634)

                               $450     636,452                      636,902


                      Albara Corporation and Subsidiary and
                  Leapfrog Smart Products, Inc. and Subsidiary
                  Pro Forma Consolidated Statement of Operations
                    Nine Month Period Ended September 30, 1999


                       Albara                   Pro Forma
                       As Restated   Leapfrog   Adjustments     Pro Forma

Net revenue                          $ 71,834   $                  71,834

Cost of sales                          57,061                      57,061
Gross profit                           14,773                      14,773
Selling, general and
 administrative
 expenses                   94,461  1,424,387        20,500     1,539,348
Loss from operations       (94,461)(1,409,614)                 (1,524,575)

Other Income (expense)
Other income                 5,116                                  5,116
Interest income                944                                    944
Interest expense               (66)  (315,298)                   (315,364)
Minority interest in loss                 752                         752

Loss before
extraordinary gain         (88,467)(1,724,160)                 (1,833,127)

Extraordinary gain-
Forgiveness of debt         109,853                               109,853

Net Loss                    21,386 (1,724,160)      $20,500    (1,723,274)

Loss Per Common
and Common Equivalent

Basic

Loss before
extraordinary gain    $      (0.35)    (0.41)                      (0.31)

Extraordinary gain            0.44                                  0.02

Net Loss                      0.09     (0.41)                      (0.29)

Diluted
Loss before
extraordinary gain    $      (0.35)    (0.41)                      (0.31)

Extraordinary gain            0.44                                  0.02

Net loss                      0.09     (0.41)                      (0.29)

Average number of
common and common
equivalent shares
outstanding

Basic                      251,643 4,166,032                   5,841.293
Diluted                    254,429 4,166,032                   5,844.079


                      Albara Corporation and Subsidiary and
                   Leapfrog Smart Products, Inc and Subsidiary
                  Pro Forma Consolidated Statement of Operations
                           Year Ended December 31, 1998


                        Albara                     Pro Forma
                        As Restated    Leapfrog    Adjustments     Pro Forma

Net revenue               $              86,360    $               $  86,360
Cost of Sales                            65,906                       65,906
Gross profit                             20,454                       20,454

Selling, general and
administrative expenses     190,430   1,509,184         20,500 3   1,720,114

Loss from operations       (190,430) (1,488,730)                  (1,699,660)

Other income (expense)      (26,729)      4,859                      (21,870)
Interest income               1,013         388                        1,401
Interest expense            (16,360)    (36,312)                     (52,672)
Minority interest in loss                 2,046                        2,046

Net loss                   (232,506) (1,517,749)        20,500    (1,770,755)

Loss Per Common
And Common Equivalent

Basic net loss            $   (1.11)    $ (0.49)                    $  (0.31)

Diluted net loss          $   (1.10)    $ (0.49)                    $  (0.31)

Average Number
of Common and
Common Equivalent
Shares Outstanding

Basic                       208,786   3,125,793                    5,798,437
Diluted                     211,571   3,125,793                    5,801,223

Notes to Pro Forma Financial Statements

1. Adjustment to record common stock issued to acquire net assets of Albara and recapitalize Leapfrog with the capital structure of Albara.

2. Adjustment to reflect the excess of acquisition cost over the fair value of assets received as a reduction of common stock since there is an accumulated deficit.

3.  Adjustment for the estimated expense of the merger.


                     LEAPFROG SMART PRODUCTS, INC.
                             AND SUBSIDIARY
                (A Corporation in the Development Stage)

                          FINANCIAL STATEMENTS
                     FOR THE NINE MONTH PERIOD ENDED
                           SEPTEMBER 30, 1999
                               (UNAUDITED)
                             AND FOR THE YEARS
                    ENDED DECEMBER 31, 1998 AND 1997
                                (AUDITED)

LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY

Table of Contents


Report of Independent Certified Public Accountants     1

Consolidated Financial Statements

     Consolidated Balance Sheets                       2

     Consolidated Statements of Operations             3

     Consolidated Statements of Changes in
          Stockholders' Deficit                        4

     Consolidated Statements of Cash Flows             5

     Notes to Consolidated Financial Statements        6 - 16

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Leapfrog Smart Products, Inc. and Subsidiary
Orlando, Florida

We have audited the accompanying consolidated balance sheet of Leapfrog Smart Products, Inc. (a corporation in the development stage) and Subsidiary as of December 31, 1998 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Leapfrog Smart Products, Inc. (a corporation in the development stage) and Subsidiary as of December 31, 1998, and the consolidated results of the Company.

               LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                 (A Corporation in the Development Stage)
                        Consolidated Balance Sheets


                                     Nine
                                     Month Period
                                     Ended September 30,        Year Ended
                                     1999                       December31,
                                    (Unaudited)                 1998

Assets

Current assets:
   Cash                              $                0         $   40,872
   Accounts receivable                            8,585              3,000
   Related party receivables(Note 2)             50,692             35,792
   Inventory                                     17,500             31,500
      Prepaid expense                            22,600              2,000
      Total current assets                       99,377            113,164
      Property and equipment, net (Note 3)      228,965            201,788
      Goodwill, net                              28,000                  0
      Capitalized Software                      273,000                  0
      Other assets                                7,110              4,210

      Total Current Assets           $          636,452         $  319,162

Liabilities and Stockholders' Deficit

Current liabilities:
      Bank overdraft                $             9,363         $        0
      Accounts payable                          290,957            365,340
      Accrued payroll taxes
       and interest                              58,554             36,186
      Notes payable (Note 4)                    388,673            482,490
      Related party payables (Note 5)         1,540,334             44,258
      Convertible notes payable (Note 6)              0             25,000
      Deferred income (Note 7)                        0             11,500

               Total current liabilities      2,287,881            964,774
Commitments and contingencies (Note 10)               0                  0

Minority interest                               (11,770)           (11,018)
Stockholders' deficit (Note 9):
 Common stock, $.01 par value, 5,000,000 shares
  issued and authorized, 4,655,554 and 3,767,219
  shares outstanding                             46,555             37,672
Additional paid-in capital                    2,450,951          1,740,739
Accumulated deficit                          (4,137,165)        (2,413,005)

                Total stockholders' deficit  (1,639,659)          (634,594)


                                              $ 636,452          $ 319,162

The accompanying notes are an integral part of these consolidated financial statements.

                   LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY

                     (A Corporation in the Development Stage)

                      Consolidated Statements of Operations

                                       For the Nine
                                       Months
                                       Ended September 30,    For the Year
                                       1999       1998        Ended December 31,
                                    (Unaudited)  (Unaudited)  1998      1997

Net revenue                          $ 71,834   $ 60,100    $ 86,360  $ 672,897
Cost of sales                          57,061     62,722      65,906    480,324
Gross profit                           14,773     (2,622)     20,454    192,573
Selling, general and
  administrative expenses           1,424,387  1,125,932   1,509,184    833,904
Loss from operations               (1,409,614)(1,128,554) (1,488,730)  (641,331)
Other income (expense)
   Other income                             0      3,381       4,859      4,542
   Interest income                          0          0         388          0
   Interest expense                  (315,298)    (4,634)    (36,312)   (22,010)
   Loss before minority interest   (1,724,912)(1,129,807) (1,519,795)  (658,799)
Minority interest in loss                 752      1,367       2,046      8,972

Net loss                         $ (1,724,160)(1,128,440) (1,517,749)$ (649,827)
Net loss per share of
   common stock                  $      (0.41) $   (0.38)    $ (0.49)   $ (0.37)

Weighted average common
shares and share equivalents
outstanding                         4,166,032  2,998,520   3,125,793   1,734,305

The accompanying notes are an integral part of these consolidated financial statements.

                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                  (A Corporation in the Development Stage)
        Consolidated Statements of Changes in Stockholders' Deficit



                                     Deficit
                                     Additional Accumulated       Total
                    Common Stock     Paid-in    During the        Stockholders'
                    Shares Par Value Capital    Development Stage Equity

Common stock
  issued to
  founding
  stockholders
  on April 11,
  1996          1,414,000    $14,140  $ 153,960 $         0        $   168,100

Net loss
  (Unaudited)           0          0          0    (245,429)          (245,429)

Balance,
 December31,
 1996           1,414,000     14,140    153,960    (245,429)           (77,329)
Issuance of
 common stock   1,070,846     10,708    418,792           0            429,500

Net loss                0          0          0    (649,827)          (649,827)

Balance,
 December31,
 1997           2,484,846     24,848    572,752    (895,256)          (297,656)
Issuance of
  common
  stock         1,066,373     10,664    954,147           0            964,811
Issuance of
 common stock
 for conversion
 of notes payable 216,000      2,160    213,840           -            216,000

Net loss                0          0          0  (1,517,749)        (1,517,749)

Balance,
 December31,
 1998           3,767,219     37,672  1,740,739  (2,413,005)          (634,594)

The accompanying notes are an integral part of these consolidated financial statements.

                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY

                  (A Corporation in the Development Stage)
                    Consolidated Statements of Cash Flows

                                       For the Nine Months
                                       Ended September 30,   For the Year
                                       1999          1998    Ended December 31,
                                   (Unaudited)   (Unaudited)   1998       1997
Cash flows from operating
 activities:
 Net loss                          (1,724,160)  (1,128,440)(1,157,749)(649,827)
 Adjustments to reconcile net
  loss to net cash used by
  operating activities:
   Issuance of common stock in
    connection with the
    issuance of related party
    notes payable                     286,096            0          0        0
   Issuance of common stock
    consulting services                37,500            0          0        0
   Issuance of common stock for
    conversion of notes payable         2,000            0     16,000        0
   Issuance of c   45,354   24,395
Cash provided by (used for):
   Accounts receivable                 (5,585)        (411)    (3,000)       0
   Inventory                           14,000            0    (31,500)  24,000
   Prepaid expenses and other assets  (23,500)        (450)    (2,450)  (1,212)
      Bank overdrafts                   9,363        1,949          0   (1,208)
      Accounts payable                (74,383)     124,932    281,503   83,837
      Accrued expenses                 22,368       36,400     18,961   13,309
      Deferred revenue                (11,500)     (32,789)   (21,289)  32,789
      Minority interest in loss          (752)      (1,367)    (2,046)  (8,972)

Net cash used by operations        (1,434,507)    (974,377)(1,212,966)(486,269)

Cash flows from investing activities:
    Net increase in related party
       receivables                    (14,900)     (18,684)   (32,070)       0
    Purchases of property and
       equipment                      (57,723)     (91,356)   (85,626)(146,837)
    Capitalized Software              273,000            0          0        0
    Proceeds from sale of vehicle           0            0          0    8,473
Net cash used for investing
activities                           (345,623)    (110,040)  (117,696)(138,364)


Cash flows from financing activities:
      Proceeds from issuance of
        common stock                  336,999      781,860    964,811   429,500
Proceeds from issuance of
        convertible notes payable           0       35,000     25,000   200,000
     Net proceeds(payments)from notes
        payable                       (93,817)     239,732    335,890    (3,400)
     Net proceeds from related party
        payables                    1,496,076       15,150     33,158    11,100

Net cash provided by financing
     activities                     1,739,258    1,071,742  1,358,859   637,200
Increase in cash                      (40,872)     (12,675)    28,197    12,567
Cash, beginning of period              40,872       12,675     12,675       108

Cash, end of period                       $ 0            0   $ 40,872  $ 12,675

Supplemental disclosures of cash flow information:
 Interest paid                       $ 22,815       $7,575   $ 20,655   $18,013
 Conversion of notes payable
  plus interest into common stock    $ 27,000          $ 0   $216,000   $     0
 Issuance of common stock in
  connection with the acquisition
  of additional shares of Conduit
  Healthcare Solutions, Inc.          $30,000           $0        $ 0        $0

The accompanying notes are an integral part of these consolidated financial statements.

                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                  (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES:

Nature of Activities - Leapfrog Smart Products, Inc. ("Leapfrog") and Subsidiary (the "Company") was incorporated as a Florida corporation on April 11, 1996 originally under the name Telephones! Telephones!, Inc. and later changed its name to Leapfrog Smart Products, Inc. The Company focuses on the design, development, licensing and marketing of Smart card applications and related database management systems and services. The Smart card is a wallet-sized plastic card with an embedded computer chip carrying a myriad of accessible data retrievable on demand and capable of fully integrating a variety of everyday functions with security features.

At December 31, 1997, Leapfrog owned 80% of the common stock of Leapfrog Health Care Products, Inc., which was incorporated January 2, 1997 as a Florida corporation. Leapfrog's ownership increased to 96% during 1998.

Principles of Consolidation - The consolidated financial statements include the accounts of Leapfrog Smart Products, Inc. and its majority owned subsidiary, Leapfrog Health Care Products, Inc. All material intercompany transactions and balances have been eliminated with the offsetting creation of minority interest.

Liquidity - The Company has sustained losses and negative cash flows from operations since its inception. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to raise additional financing through public or private equity financings, establish profitable operations, enter into collaborative or other arrangements with corporate sources, or secure other sources of financing to fund operations.

Management intends to raise working capital through additional equity and/or debt financings in the near future. If anticipated financing transactions and operating results are not achieved, management has the intent and believes it has the ability to delay or reduce expenditures so as not to require additional financial resources, if such resources were not available on terms acceptable to the Company. In light of management's ability to delay and reduce expenditures, it is believed by management that it will be able to continue in business for the next 12 months.

The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Smart card products and services. These risks include the failure to develop and extend the Company's products and services, the rejection of such services by Smart card consumers, vendors and/or advertisers, the inability of the Company to maintain and increase its customer base, as well as other risks and uncertainties. In the event that the Company does not successfully implement its business plan, certain assets may not be recoverable.

                   LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                     (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

Development Stage Company - For the period from inception (April 11, 1996) through December 31, 1998, the Company was a development stage enterprise, as planned principal operations had not yet begun to generate significant revenue. In its development stage, all pre-operating costs have been expensed as incurred.

Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Inventory - Inventory consists primarily of software purchased for resale and is stated at the lower of cost or market determined on a first-in, first-out basis.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to operating expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Software Development Costs - Software development costs incurred prior to the established judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic product lives and changes in software and hardware technology.

Revenue Recognition - The Company develops Smart card applications for its clients that are often specifically developed internally or through third-party vendors. The Company recognizes revenue when the product is delivered to the customer.

Income Taxes - The Company follows the provisions of Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax basis of assets and liabilities using enacted tax rates in effect when these differences are expected to reverse. Valuation allowances are established when appropriate, to reduce deferred tax assets to the amount expected to be realized.

                   LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                     (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets - Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that no impairment loss need be recognized for applicable assets of continuing operations.

Stock-Based Compensation - Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Earnings Per Share - During 1998, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). The computation of Basic EPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                  (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

The shares used in the computation are as follows:


          December 31,              1998              1997
          Basic EPS               3,125,793         1,734,305
          Diluted EPS             3,125,793         1,734,305

Capital Structure - In 1998, the Company has adopted Statement of Financial Accounting Standards No. 129 ("SFAS No. 129"), "Disclosure of Information about Capital Structure". Capital structure disclosures required by SFAS 129 include liquidation preferences of preferred stock, information about the pertinent rights and privileges of the outstanding equity securities, and the redemption amounts for all issues of capital stock that are redeemable at fixed or determinable prices on fixed or determinable dates. As of December 31, 1998 and 1997, the Company has no items which would be affected by this disclosure requirement.

Comprehensive Income - In June 1997, Statement of Financial Accounting Standards No. 130, ("SFAS No. 130") "Reporting Comprehensive Income", was issued. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 1998 and 1997, the Company has no items that represent comprehensive income, and therefore, has not included a schedule of comprehensive income in the consolidated financial statements.

Fair Value Of Financial Instruments - The carrying value of cash and cash equivalents, accounts receivable, related party receivables, accounts payable, accrued payroll and interest, notes payable, related party payables, convertible notes payable, and deferred income approximates fair value due to the relatively short maturity of these instruments.

Impact of Year 2000 Issue - During the year ended December 31, 1998, the Company conducted an assessment of issues related to the Year 2000 and determined that it was not necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers do not convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                  (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 1 - NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

Recent Accounting Pronouncements - During 1998, the Financial Accounting Standards Board ("FASB") issued statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosure About Segments of an Enterprise and Related Information" which changes the way public companies report information about segments. SFAS 131 establishes standards for the way public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. This statement is effective for the Company's 1998 fiscal year. Management is in the process of evaluating the Computer Software Developed or Obtained for Internal Use". SOP 98-1 is effective for fiscal years beginning after December 15, 1998. Management believes that the Company is substantially in compliance with this pronouncement and that the implementation of this pronouncement will not have a material effect on the Company's financial position, results of operations or cash flows.

In 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting guidelines for derivatives and requires an establishment to record all derivatives as assets or liabilities on the balance sheet at fair value. Additionally, this statement establishes accounting treatment for four types of hedges: hedges of changes in the fair value of assets or liabilities, firm commitments, forecasted transactions and hedges of foreign currency exposures of net investments in foreign operations. Any derivative that qualifies as a hedge, depending upon the nature of that hedge, will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. SFAS No. 133 is effective for years beginning after June 15, 2000. The Company does not currently participate in these types of financing activities and does not anticipate that the adoption of this statement will have a material impact on its consolidated balance sheets, statements of operations, or cash flows.

Unaudited Interim Statements - The financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 are unaudited; however, in the opinion of the management of the Company, all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial statements for these interim periods have been made. The results for the interim period ended September 30, 1999 are not necessarily indicative of the results to be obtained for a full year.

                   LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                     (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 2 - RELATED PARTY RECEIVABLES

The Company has various notes and balances receivable from employees, stockholders and/or directors. Some balances are in the form of advances and others have notes with interest rates ranging from 6% to 8%. All balances are due within one year and are considered fully collectible by management.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31,:

                                  Estimated
                                  Useful
                                  Lives In
                                  Years
------------------------------------------------------------------------
Computer hardware                   5                       $    175,937
Computer software                   3                             32,253
Furniture and fixtures              7                             32,118
Leasehold improvements              4                              7,000
Construction in progress            -                             26,830
                                                                 274,138

Less - accumulated depreciation                                   72,350

Property and equipment, net                                     $201,788

                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                  (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 4 NOTES PAYABLE

Notes payable consist of the following:

December 31,                                                             1998
-----------------------------------------------------------------------------
Note payable to bank, interest due in monthly
installments at the bank's prime rate, principal
due April 20, 1998, guaranteed
by certain stockholders
and officers.                                                              $-

Note payable to bank, interest due in monthly
installments at the bank's prime rate plus 1%,
principal due October 5, 1999, guaranteed by certain
stockholders and officers, secured by all company assets.             150,000

Note payable to bank, interest due in monthly
installments at the bank's prime rate plus 1%,
principal due August 18, 1999, guaranteed by certain
stockholders and officers, secured by all company assets.             100,000

Note payable to bank, interest due in monthly
installments at the bank's prime rate plus 1%,
principal due February 21, 1999, guaranteed by certain
stockholders and officers, secured by all company assets.              50,000

Note payable to bank, interest due in monthly
installments at the bank's prime rate plus 1%,
principal due September 4, 1999, guaranteed by certain
stockholders and officers, secured by all company assets.              50,000

Two $50,000 notes payable to Publicker, due
October 9, 1999 and September 18, 1999,
with no interest.                                                     100,000

Note payable of $15,333 to Career Concepts, Inc.,
6% interest, $750 monthly payments.  This note
became delinquent on August 15, 1998.                                  14,083

Note payable of $11,424 to Executive Press,
10% interest, $500 monthly payments.  This note
became delinquent on August 13, 1999.                                  10,174

Note payable of $11,783 to Worldwide Plastics, Inc.,
10% interest, $500 monthly payments.
This note became delinquent on March 15, 1999.                          8,233

                                                                     $482,490

                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                  (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 5 - NOTES PAYABLE TO RELATED PARTIES

On July 20, 1998 a $15,000 note was issued to a stockholder at 6% interest with interest and principal due November 1, 1998. This note was past due at December 31, 1998, but during 1999 it was repaid in cash and stock. A vendor, also a stockholder, was issued a note for $5,000 during 1998 in lieu of an outstanding accounts payable balance. During 1998, a $12,958 note was issued to an employee and stockholder at 10% interest due November 1, 1999. A $10,000 note was issued to a director and stockholder during 1997 and is still outstanding. There were other balances due to related parties of $1,300 and $1,100 as of December 31, 1998.


NOTE 6 - CONVERTIBLE NOTES PAYABLE

The Company issued notes payable to seven stockholders totaling $200,000 during 1997. The notes were issued at 8% interest, interest not due for one year, principal due in 36 months. The notes were convertible at $1.00, $1.50 and $2.00 per share at the end of year's one, two and three, respectively. All of these notes were converted into 216,000 shares of common stock during 1998 on the one-year anniversary of each of the notes at $1.00 per share including interest payable for the year.

During 1998, another convertible note was issued for $25,000. This note is convertible into stock as stated above, but had not been converted as of December 31, 1998.


                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                  (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 8- INCOME TAXES

The components of the net deferred tax assets consist of the following:


December 31,                                                       1998
Deferred tax assets:
Net operating loss carryforwards                               $662,000
    Other                                                       155,000
Gross deferred income tax assets                                817,000
Valuation allowance                                            (803,000)
Total deferred income tax assets                                 14,000
Total deferred income tax liabilities                           (14,000)
Net deferred income tax assets                                        -


The following summary reconciles differences from taxes at the federal statutory rate with the effective rate:



December 31,                                                      1998

Federal income taxes at statutory rates                          (34.0%)
State taxes, net of federal benefit                               (5.0%)
Losses without tax benefits                                       39.0%
Income taxes at effective rate

Unused net operating losses for income tax purposes, expiring in various amounts through 2018, of approximately $1,700,000 are available at December 31, 1998, for carryforward against future years' taxable income. Under
Section 382 of the Internal Revenue Code, the annual utilization of this loss may be limited due to changes in ownership. The tax benefit of these losses of approximately $662,000 has been offset by a valuation allowance due to it being more likely than not that the deferred tax assets will not be realized.

The valuation allowance increased $551,000 for the year ended December 31, 1998.


NOTE 9 - STOCKHOLDERS' EQUITY

On July 2, 1998, the Company completed a two for one stock split with respect to its common stock. All common share information, included in the accompanying consolidated financial statements, has been retroactively adjusted to give effect to the stock split.

                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                  (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation," requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock options had been determined in accordance with the fair value based method prescribed in SFAS 123. The Company estimates the fair value of each stock option at the grant date by using a Black-Scholes option-pricing model with the following assumptions used for grants in the 1998 option-pricing model as follows: no dividend yield, no market for stock, risk-free interest rate of 6.3% and expected lives ranging from two to five years. Assumptions used in the year ended 1997 option-pricing model are as follows: no dividend yield, no market for stock, risk-free interest rates ranging from 5.3% to 6.5%, and expected lives ranging from three to five years. Had compensation cost been determined based on the fair value of options at their grant dates in accordance with SFAS 123, the Company would have had no effect on net operations for fiscal 1998 or 1997 as the option exercise price was higher than the determined fair value.

The following table summarizes information about non-plan stock option activity for the years ended December 31, 1998 and 1997:




                                         Weighted-Average Weighted-Average
                                         Exercise Price   Fair Value of
                             Shares      Per Share        Options Granted
Balance, December 31, 1996   764,295     $            -   $             -
Granted - at market          137,000                .84                 -
Exercised                   (260,846)               .25                 -
Canceled                           -                  -                 -
Balance, December 31, 1997   640,449                .84                 -
Granted - at market          172,000               1.21                 -
Exercised                   (367,390)              1.00                 -
Canceled                           -                  -                 -
Balance, December 31, 1998   445,059              $1.16    $            -

The following table summarizes information about non-plan stock options outstanding and exercisable at December 31, 1998:



Range of    Number         Options         Weighted-  Number         Weighted-
Exercise    Outstanding    Outstanding     Average    Exercisable    Average
Prices                     Weighted-       Exercise                  Exercise
                           Average         Price                     Price
                           Remaining Life
$0.25-1.75  445,059        3 years         $   1.16   445,059        $   1.16

                LEAPFROG SMART PRODUCTS, INC. AND SUBSIDIARY
                  (A Corporation in the Development Stage)

Notes to Consolidated Financial Statements

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company leases three locations of office space under various leases. The company also leases one vehicle. Rental expense under the operating leases for the years ended December 31, 1998 and 1997 amounted to $50,352 and $35,928, respectively. The Company's future minimum lease payments as of December 31, 1998 were as follows:

Year ending December 31,                             Minimum
                                                     Commitments
1999                                                 $30,126
2000                                                  26,030
2001                                                   1,850

Total                                                $58,006



NOTE 11 - EMPLOYMENT AGREEMENTS

The Company had an employment agreement in effect with an employee for 12 months beginning July 1, 1997. The contract has expired and has not been renewed.

The Company currently has an employment agreement with another employee for a term of 24 months beginning January 6, 1998. The base annual salary under this agreement is $115,000 per year. The agreement also granted 20,000 stock options at $1.00 per share which vest at the end of 12 months of employment.


NOTE 12 - SUBSEQUENT EVENTS

On September 3, 1999, the Company entered into a letter of intent with Albara Corp. ("Albara") whereby Albara shall acquire all of the issued and outstanding common stock of Leapfrog in consideration for 6,000,000 shares of Albara common stock. Additionally, Albara will issue 30,000 shares of its common stock to a consultant in consideration for services rendered in relation to this transaction. As of November 17, 1999, no closing has occurred.

On October 18, 1999, the Company changed the name of its subsidiary, Leapfrog Health Care Products, Inc., to Conduit Healthcare Solutions, Inc.

                 LEAPFROG MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with plans to hire additional employees unless Management is successful in securing a substantial capital infusion. On October 25, 1999, LEAPFROG entered into an Agreement to be acquired by ALBARA. This transaction will be structured as a reverse acquisition whereby the existing shareholders of LEAPFROG will obtain control of ALBARA. Upon completion of this business combination transaction, there can be no assurance that the combined companies will have sufficient funds to undertake any significant development, marketing and manufacturing activities. Accordingly, the combined companies will be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which the combined companies might be required to issue a substantial equity position. There is no assurance that the combined companies will be able to obtain additional financing on terms acceptable to the combined companies. If Management is successful in obtaining additional funding, these funds will be used primarily to provide working capital needed for repayment of outstanding notes payable, software development, sales and marketing expense and to finance research, development and advancement of intellectual property concerns. A description of the LEAPFROG business is provided in ITEM 14.

RESULTS OF OPERATIONS

Nine Months Ended September 30, 1999 Compared to Nine
Months Ended September 30, 1998

Revenues and Gross Profits:

LEAPFROG is a development stage company with virtually no revenues. Revenues for the nine months ended September 30, 1999 increased $12,000, from $60,000 to $72,000, a 20% increase compared to the first nine months of 1998. Revenues are associated with the sale of predominantly hardware related items such as Smart card readers/writers utilized in pilot evaluation programs, software testing programs and specialized software solutions by potential future users of LEAPFROG's software products. Gross profit margin for the nine months ended September 30, 1999 increased to 21% from a negative 4% in the same period of 1998. In 1998, LEAPFROG initiated its pilot programs by providing hardware at cost and in some cases below cost. In 1999, Management has focused on selling these items at a small but positive gross margin to ensure that handling costs are covered.

Selling, General and Administrative Expenses:

Selling, general and administrative expenses for the nine month period ending September 30, 1999 increased $298,000 from $1,126,000 to $1,424,000, a 26%
increase compared to the first nine months of 1998. This increase is net of $273,000 in software development expenditures that have been capitalized during the nine month period ending September 30, 1999. This increase is primarily associated with expenses incurred in preparing a marketing plan, hiring senior marketing and sales personnel to prepare for an intended roll-out of software products in 2000 and the initial costs of developing sales, advertising and marketing materials, as well as product packaging. Significant expenses have been incurred in identifying potential contract opportunities and recruiting distributors and value added resellers who may participate in the intended product roll-out in 2000.

Other Income:

Interest expense for the nine month period ending September 30, 1999 increased $310,000 from $5,000 to $315,000 when compared to the first nine months of 1998. In May 1999, LEAPFROG completed a debt offering to a select group of accredited investors providing net proceeds of $1,496,000. As additional consideration LEAPFROG provided these note holders 381,461 shares of common stock. For accounting purposes, these shares of common stock were valued at $286,000 and that value was included as additional interest consideration and expense associated with the issuance of notes payable. Substantially all of the remaining interest expense in 1999 is directly associated with these outstanding notes payable.

Net Loss:

Net loss for the nine month period ending September 30, 1999 increased $596,000 from $1,128,000 to $1,724,000, a 53% increase compared to the first nine months of 1998. This increase is net of $273,000 in software development expenditures that have been capitalized during the nine month period ending September 30, 1999. This increase is primarily associated with expenses incurred in preparing a marketing plan, hiring senior marketing and sales personnel to prepare for an intended roll-out of software products in 2000 and the initial costs of developing sales, advertising and marketing materials, as well as product packaging. Significant expenses have been incurred in identifying potential contract opportunities and recruiting distributors and value added resellers who may participate in the intended product roll-out in 2000. Net loss per share of common stock increased from $0.38 per share in 1997 to $0.48 per share in 1998. This increase is primarily due to the increase in losses realized offset by an increase in the weighted average number of common shares outstanding from 2,998,520 in the first nine months of 1998 to 4,166,032 in the same period of 1999.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997.

Revenues and Gross Profits:

Revenues for the year ended December 31, 1998 decreased $587,000, from $673,000 to $86,000, an 87% decrease compared to 1997. In early 1997, LEAPFROG's revenues were primarily generated through the sale of long distance calling cards. As Management began to focus on developing an improved product offering in the long distance calling card industry, a decision was made to redirect the company in an effort to develop Smart card technology. As a result, 1998 revenues are associated with the sale of predominantly hardware related items such as Smart card readers/writers utilized in pilot evaluation programs, software testing programs and specialized software solutions by potential future users of LEAPFROG's software products. Gross profit margin for the year ended December 31, 1998 decreased to a negative 4% compared to 29% in the same period of 1997. In 1998, LEAPFROG initiated its pilot programs by providing hardware at cost and in some cases below cost. In 1997, gross margins were generated from the sale of long distance calling cards and are typical of that industry.

Selling, General and Administrative Expenses:

Selling, general and administrative expenses for the year ended December 31, 1998 increased $675,000 from $834,000 to $1,509,000, an 81% increase compared to 1997. This increase is primarily associated with expenses incurred in establishing technical feasibility for LEAPFROG's "Plug and Play" architecture technology. Beginning mid-year 1997, as the technology development progressed, a significantly larger portion of LEAPFROG's financial resources were focused on establishing technical feasibility. Other Income: Interest expense for year ended December 31, 1998 increased $14,000 from $22,000 to $36,000 when compared to 1997. This increase is directly related to the $194,000 increase in debt financing incurred in 1998 from an aggregate of $358,000 in 1997 to $552,000 in 1998.Net Loss: Net loss for the year ended December 31, 1998 increased $868,000 from $650,000 to $1,518,000, a 134% increase compared to 1997. This increase is primarily associated with expenses incurred in establishing technical feasibility for LEAPFROG's "Plug and Play" architecture technology. Beginning mid-year 1997, as the technology set by an increase in the weighted average number of common shares outstanding from 1,734,305 in 1997 to 3,125,793 in 1998.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used by operating activities increased $460,000 from $974,000 for the nine months ended September 30, 1998 to $1,434,000 for the nine months ended September 30, 1999. Net cash provided by financing activities increased $667,000 from $1,072,000 for the nine months ended September 30, 1998 to $1,739,000 for the nine months ended September 30, 1999. Financing activities in the first nine months of 1999 included the issuance of common stock providing $337,000 in the aggregate and the issuance of notes payable which provided a net of $1,496,000 offset by a $94,000 repayment of existing notes payable. Financing activities in the first nine months of 1998 included the issuance of common stock providing $782,000 in the aggregate and the issuance of notes payable that provided a net of $290,000.

Net cash used by operating activities increased $727,000 from $486,000 for the year ended December 31, 1997 to $1,213,000 for the year ended December 31, 1998. Net cash provided by financing activities increased $667,000 from $637,000 for the year ended December 31, 1997 to $1,359,000 for the year ended December 31, 1998.

Financing activities in 1998 included the issuance of common stock providing $965,000 in the aggregate and the issuance of notes payable that provided a net of $394,000. Financing activities in 1997 included the issuance of common stock providing $430,000 in the aggregate and the issuance of notes payable that provided a net of $208,000.

LEAPFROG continues to operate with a substantial working capital deficit. Working capital decreased from a negative $852,000 at December 31, 1998 to a negative $2,189,000 at September 30, 1999. This decrease is directly related to the increase in current liabilities from $965,000 at December 31, 1998 to $2,288,000 at September 30, 1999.

Like many early stage technology companies, the majority of LEAPFROG's assets are intangible assets such as copyrights, trademarks, and research and development costs which by their very nature are not reflected in the Company's balance sheet as assets. In the past, LEAPFROG's Management has been successful in attracting accredited investors who have purchased newly issued common stock. However, there can be no assurance that the combined companies will be able to obtain additional equity financing on similar terms in the future. Over the past two years all of LEAPFROG's debt financing has been short-term notes payable. These notes can only be repaid if the combined companies successfully raise additional equity or debt financing. In addition to the cash requirement associated with repaying these notes, LEAPFROG will not be able to mount an effective national marketing campaign for its products without an additional infusion of capital. The Company does not have any commitments to provide additional capital funding. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to repay its outstanding debt and to cover the expenses associated with executing its sales and marketing plan.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") issued by the Financial Accounting Standards Board ("FASB"), under which deferred tax assets and liabilities are provided on differences between the carrying amounts for financial reporting and the tax basis of assets and liabilities for income tax purposes using the enacted tax rates. Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized, if on the weight of available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

NEW ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 121, "Accounting for the Impair-ment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") issued by the FASB, is effective for financial statements for fiscal years beginning after December 15, 1995.The standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets, and goodwill, should be recognized and how impairment losses should be measured. The Company does not expect adoption to have a material effect on its financial position or results of operations. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") issued by the FASB, is effective for specific transactions entered into after December 15, 1995. The disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning no later than December 15, 1995. The new standard established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company does not expect adoption to have a material effect on its financial position or results of operations.

FEDERAL INCOME TAX ASPECTS OF INVESTMENT IN THE COMPANY

The discussion contained herein has been prepared by the Company and is based on existing law as contained in the Code, amended United States Treasury Regulations ("Treasury Regulations"), administrative rulings and court decisions as of the date of this Registration Statement. No assurance can be given that future legislative enactments, administrative rulings or court decisions will not modify the legal basis for statements contained in this discussion. Any such development may be applied retroactively to transactions completed prior to the date thereof, and could contain provisions having an adverse affect upon the Company and the holders of the Common Stock. In addition, several of the issues dealt with in this summary are the subjects of proposed and temporary Treasury Regulations. No assurance can be given that these regulations will be finally adopted in their present form.

Y2K COMPLIANCE

LEAPFROG has conducted an assessment of issues related to the Year
2000 and determined that all its computer driven systems and software in use are able to recognize, calculate, and display data-related dates correctly after the year 1999. At this time, LEAPFROG can not determine the impact the Year 2000 will have on its key suppliers. However, if LEAPFROG's key suppliers do not convert their systems to become Year 2000 compliant, LEAPFROG may be adversely impacted.

FORWARD LOOKING STATEMENT

This Management's Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management's current views with respect to future events and financial performance. Those statements include statements regarding the intent, belief or current expectations of LEAPFROG and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about its business and operations and the business and operations of LEAPFROG. No assurances are made that actual results of operations or the results of the Company's future activities will not differ materially from its assumptions.


                               EXHIBIT INDEX


      Exhibit No.           Exhibit

x     2.10                  Agreement and Plan of Merger

#     3(a)                  Articles of Incorporation

#     3(b)                  Bylaws

#     4(a)                  Agreements Defining Certain Rights of Shareholders

#     4(b)                  Specimen Stock Certificate

x     5.10                  Legal Opinion (Nadeau & Simmons, P.C.) -

                            Investment Representation Letter

      7                     Not applicable

      9                     Not applicable


      Exhibit No.           Exhibit

x     10.10                 Bleed-out Agreement

x     10.20                 Consulting Agreement

x     10.30                 Warrant Agreement

x     10.40                 Registration Rights Agreement

      11                    Not applicable

      14                    Not applicable

      16                    Not applicable

      21                    Not applicable

x     23.1                  Consent of Counsel
                            (contained in Exhibit 5.1)

##    24.1                  Consent of CPA.

      27                    Financial Data Schedule

      28                    Not applicable

##    99.1                  Safe Harbor Compliance Statement
____________________________

x     filed herewith

#     previously filed

## incorporated herein by reference from Registrant's Definitive Information Statement, filed on Schedule 14C on January 18, 2000.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 8-K and has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Maitland, Florida, on the 8th day of March, 2000.


LEAPFROG SMART PRODUCTS, INC.

By:  /s/ Randolph Tucker

________________________________
RANDOLPH TUCKER
CEO

Date: March 8, 2000


Pursuant to the requirements of the Securities Exchange Act of 1934, this Current Report on Form 8-K has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                         Date

/s/Randolph Tucker       CEO                           March 8, 2000
                         & Director



                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Randolph Tucker, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for then and in their name, place and stead, in any and all capacities, to sign any and all amendments this current report and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Exchange Act of 1934, this current report has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                          DATE
----------------            ---------------                --------------

/s/ Dale Grogan

DALE GROGAN                 President                      March 8, 2000

/s/ Jim Grebey

JAMES GREBEY                Vice President                 March 8, 2000

/s/ Jim Gornto

JAMES GORNTO                Secretary                      March  8, 2000
